UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2023

AMERIPRISE FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32525	13-3180631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1099 Ameriprise Financial Center Minneapolis, Minnesota	55474
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (612) 671-3131

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock (par value $.01 per share)	AMP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2023, the Board of Directors (the “Board”) of Ameriprise Financial, Inc. (the “Company”) adopted the Ameriprise Financial 2005 Incentive Compensation Plan, as amended and restated (the “2023 Restated Plan”), subject to shareholder approval. At the 2023 Annual Meeting of Shareholders of the Company held on April 26, 2023 (the “Annual Meeting”), the Company’s shareholders approved the 2023 Restated Plan.

A description of the material terms and conditions of the 2023 Restated Plan is set forth in the section entitled “Item 4 — To Approve the Ameriprise Financial 2005 Incentive Compensation Plan, as Amended and Restated” on pages 44 – 51 of the Company’s definitive proxy statement relating to the Annual Meeting filed with the Securities and Exchange Commission on March 17, 2023, which description is incorporated herein by reference. Such description is qualified by reference to the full text of the 2023 Restated Plan, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2023 annual meeting of the shareholders of the Company was held on April 26, 2023. At the meeting, the holders of 90,725,342 shares of common stock, which represents approximately 86.28% percent of the 105,147,809 outstanding shares entitled to vote as of the February 27, 2023 record date, were represented in person or by proxy. Detailed voting results are set forth below.

Item 1 – Election of the Eight Director Nominees Named Below. The shareholders elected each director nominee for a term of one year to expire at the 2024 annual meeting of shareholders or until their successors are elected and qualified. The voting results were as follows:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
James M. Cracchiolo	76,495,021	8,433,218	186,863	5,610,240
Dianne Neal Blixt	81,398,402	3,596,314	120,386	5,610,240
Amy DiGeso	74,805,922	10,181,914	127,266	5,610,240
Armando Pimentel, Jr.	84,095,358	854,592	165,152	5,610,240
Robert F. Sharpe, Jr.	74,480,835	10,480,743	153,524	5,610,240
Brian T. Shea	80,509,733	4,443,378	161,991	5,610,240
W. Edward Walter III	82,792,169	2,158,154	164,779	5,610,240
Christopher J. Williams	80,470,022	4,485,002	160,078	5,610,240

Item 2 – Nonbinding Advisory Vote to Approve the Compensation of Named Executive Officers. The shareholders approved, on an advisory basis, the compensation of its named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
69,734,797	15,135,224	245,081	5,610,240

Item 3 — Nonbinding Advisory Vote to Approve the Frequency of Shareholder Approval of the Compensation of Named Executive Officers. The nonbinding advisory vote on the frequency of the shareholder advisory vote on the compensation of the named executive officers resulted in a majority vote for the annual approval of such compensation. The voting results were as follows:

One Year	Two Years	Three Years	Abstentions
83,105,585	197,021	1,632,114	180,382

Item 4 – Approval of the Ameriprise Financial 2005 Incentive Compensation Plan, as Amended and Restated. The shareholders approved the 2023 Restated Plan. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
75,051,094	9,809,444	254,564	5,610,240

Item 5 – Ratification of Audit Committee’s Selection of the Company’s Independent Registered Public Accounting Firm for 2023. The shareholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2023.

Votes For	Votes Against	Abstentions
89,406,553	1,215,258	103,531

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 10.1	Ameriprise Financial 2005 Incentive Compensation Plan, as amended and restated

Exhibit 104	Cover page is formatted in iXBRL (Inline eXtensible Business Reporting Language)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERIPRISE FINANCIAL, INC. (Registrant)

Date: April 28, 2023	By:	/s/ Wendy B. Mahling
	Name:	Wendy B. Mahling
	Title:	Senior Vice President, Corporate Secretary & Securities and Corporate Law